Exhibit 99.1

Universal Display Contact:

Darice Liu

investor@oled.com

media@oled.com

609-671-0980 x570

UNIVERSAL DISPLAY CORPORATION ANNOUNCES SECOND QUARTER 2018 FINANCIAL RESULTS

EWING, N.J. – August 9, 2018 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the second quarter ended June 30, 2018.

“In the second quarter, we saw material sales improving off what we believed to be a first quarter ‘bottom’ for material shipments,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display. “With anticipated new OLED product launches from leading OEMs around the world, we continue to expect an additional pick-up in orders and revenues in the second half of the year. As we look to 2019, we continue to anticipate it to be a meaningful year of growth.”

Rosenblatt continued, “We believe that 2019 is poised to be a pivotal year for the OLED industry. With the multi-year OLED capex growth cycle of new production lines, the landscape of OLED capacity is expected to significantly widen. This, we believe, will drive broader adoption of OLEDs across the consumer electronics market, and fuel substantial growth in the OLED industry. Additionally, we expect the long-awaited introduction of the world’s first foldable OLED product next year to pave the cutting-edge and innovative form factor path. From conformable, to foldable, to roll-able, the disruptive and exciting force of OLEDs promises to enlarge the industry with new applications and new markets the imagination has yet to devise.”

Financial Highlights for the Second Quarter of 2018

Effective January 1, 2018, we adopted ASC Topic 606 using the “modified retrospective” approach, meaning the standard was applied only to the financial results of the first quarter of 2018 with a cumulative adjustment to retained earnings. Under this transition method, we applied the standard only to contracts that were not complete at the initial adoption date.

•

Total revenue decreased 45% to $56.1 million in the second quarter of 2018, compared with $102.5 million in the second quarter of 2017. Total revenue for the second quarter of 2018 would have been $73.6 million, or $17.5 million higher without the impact of ASC Topic 606. Under ASC Topic 606, license fee revenue is recognized on a per gram sales basis, whereas under the previous rules, revenue was recognized for license payments upon receipt or on a straight-line basis over the term of the contract. In the previous year, a $45.0 million semi-annual license fee payment was receipted from SDC in the second quarter of 2017 and included in the prior year’s revenue.

•

Revenue from material sales decreased 21% to $36.8 million in the second quarter of 2018, compared with $46.8 million in the second quarter of 2017. The Company believes that the decline in material sales was due to weak OLED panel demand resulting from the softness in the premium smartphone market, and material inventory pre-purchases that occurred in 2017.

•

Revenue from royalty and license fees decreased 71% to $15.5 million in the second quarter of 2018, compared with $53.7 million in the second quarter of 2017. Revenue from royalty and license fees for the second quarter of 2018 would have been $33.9 million, or $18.4 million higher without the impact of ASC Topic 606.

•	Cost of materials decreased 6% to $9.3 million in the second quarter of 2018, compared with $9.9 million in the second quarter of 2017.
•	Operating income decreased by $49.6 million to $10.9 million in the second quarter of 2018, compared with $60.5 million in the second quarter of 2017.
•	Net income decreased by $36.4 million to $10.8 million or $0.23 per diluted share in the second quarter of 2018, compared with $47.2 million or $0.99 per diluted share in the second quarter of 2017.

Revenue Comparison

($ in thousands)	Three Months Ended June 30,
	2018	2017
Material sales	$36,833	$46,828
Royalty and license fees	15,523	53,667
Contract research services	3,793	2,018
Total revenue	$56,149	$102,513

Cost of Materials Comparison

($ thousands)	Three Months Ended June 30,
	2018	2017
Material sales	$36,833	$46,828
Cost of material sales	9,284	9,894
Gross margin on material sales	27,549	36,934
Gross margin as a % of material sales	75%	79%

Topic 606 versus 605 Adjusted Results For the three months ended June 30, 2018 (in thousands)	As reported	Adjustment	Balances without adoption of Topic 606
Revenue	$56,149	$17,470	$73,619
Gross margin	44,514	17,470	61,984
Operating income	10,911	17,470	28,381
Net income	10,814	14,290	25,104
Diluted earnings per share	$0.23	$0.31	$0.54

Financial Highlights for the First Half of 2018

•

Total revenue decreased 37% to $99.7 million in the first half of 2018, compared with $158.1 million in the first half of 2017. Total revenue would have been $141.8 million in the 2018 period, or $42.1 million higher, without the impact of ASC Topic 606.

•

Revenue from material sales decreased 34% to $62.1 million in the first half of 2018, compared with $93.5 million in the first half of 2017. The Company believes that the decline in material sales was due to weak OLED panel demand resulting from the softness in the premium smartphone market, and material inventory pre-purchases that occurred in 2017.

•

Revenue from royalty and license fees decreased 48% to $31.4 million in the first half of 2018, compared with $60.7 million in the first half of 2017. Revenue from royalty and license fees would have been $71.0 million in the 2018 period, or $39.6 million higher without the impact of ASC Topic 606.

•	Cost of materials decreased 32% to $15.0 million in the first half of 2018, compared with $22.0 million in the first half of 2017.
•	Operating income decreased by $57.2 million to $15.4 million in the first half of 2018, compared with $72.6 million in the first half of 2017.
•	Net income decreased by $40.8 million to $16.8 million or $0.35 per diluted share in the first half of 2018, compared with $57.6 million or $1.21 per diluted share in the first half of 2017.

Revenue Comparison

($ in thousands)	Six Months Ended June 30,
	2018	2017
Material sales	$62,083	$93,465
Royalty and license fees	31,434	60,692
Contract research services	6,204	3,922
Total revenue	$99,721	$158,079

Cost of Materials Comparison

($ thousands)	Six Months Ended June 30,
	2018	2017
Material sales	$62,083	$93,465
Cost of material sales	14,974	21,993
Gross margin on material sales	47,109	71,472
Gross margin as a % of material sales	76%	76%

Topic 606 versus 605 Adjusted Results For the six months ended June 30, 2018 (in thousands)	As reported	Adjustment	Balances without adoption of Topic 606
Revenue	$99,721	$42,123	$141,844
Gross margin	80,628	42,123	122,751
Operating income	15,430	42,123	57,553
Net income	16,773	34,259	51,032
Diluted earnings per share	$0.35	$0.74	$1.09

2018 Guidance

Although the OLED industry is still at an early state where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly, the Company continues to expect that its 2018 revenues will be in the range of $280 million to $310 million. The guidance was prepared utilizing accounting standard ASC Topic 606; under the prior accounting standard ASC Topic 605, the Company estimates that its 2018 revenues would be approximately 10% to 15% higher than the revenue guidance range.

Dividend

The Company also announced a third quarter cash dividend of $0.06 per share on the Company’s common stock. The dividend is payable on September 28, 2018 to all shareholders of record on September 15, 2018.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, August 9, 2018 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028, and reference conference ID 13681536. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in developing and delivering state-of-the-art, organic light emitting diode (OLED) technologies, materials and services to the display and lighting industries.  Founded in 1994, the Company currently owns or has exclusive, co-exclusive or sole license rights with respect to more than 4,700 issued and pending patents worldwide.  Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of low power and eco-friendly displays and solid-state lighting.  The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance.  In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.

Headquartered in Ewing, New Jersey, with international offices in China, Hong Kong, Ireland, Japan, South Korea, and Taiwan, and wholly-owned subsidiary Adesis, Inc. based in New Castle, Delaware, Universal Display works and partners with a network of world-class organizations, including Princeton University, the University of Southern California, the University of Michigan, and PPG Industries, Inc.  The Company has also established relationships with companies such as AU Optronics Corporation, BOE

Technology, DuPont Displays, Inc., EverDisplay Optronics (Shanghai) Limited, Govisionox Optoelectronics, Innolux Corporation, Japan Display Inc., Kaneka Corporation, Konica Minolta Technology Center, Inc., LG Display Co., Ltd., Lumiotec, Inc., OLEDWorks LLC, OSRAM, Pioneer Corporation, Royole Corporation, Samsung Display Co., Ltd., Sharp Corporation, Sumitomo Chemical Company, Ltd., Tianma Micro-electronics, Tohoku Pioneer Corporation, and Visionox Technology. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation.  All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s annual report on Form 10-K for the year ended December 31, 2017. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share data)

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$103,777	$132,840
Short-term investments	353,651	287,446
Accounts receivable	35,583	52,355
Inventory	56,043	36,265
Other current assets	20,311	10,276
Total current assets	569,365	519,182
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $40,769 and $36,368	62,348	56,450
ACQUIRED TECHNOLOGY, net of accumulated amortization of $101,611 and $91,312	121,230	131,529
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $2,687 and $2,000	14,153	14,840
GOODWILL	15,535	15,535
INVESTMENTS	—	14,794
DEFERRED INCOME TAXES	10,534	27,022
OTHER ASSETS	40,084	604
TOTAL ASSETS	$833,249	$779,956
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,863	$13,774
Accrued expenses	24,405	35,019
Deferred revenue	69,247	14,981
Other current liabilities	25	50
Total current liabilities	101,540	63,824
DEFERRED REVENUE	28,344	23,902
RETIREMENT PLAN BENEFIT LIABILITY	34,350	33,176
OTHER LIABILITIES	18,334	—
Total liabilities	182,568	120,902
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 48,650,696 and 48,476,034 shares issued, and 47,289,059 and 47,118,171 shares outstanding, at June 30, 2018 and December 31, 2017, respectively	487	485
Additional paid-in capital	608,932	611,063
Retained earnings	92,346	99,126
Accumulated other comprehensive loss	(10,451)	(11,464)
Treasury stock, at cost (1,361,637 and 1,357,863 shares at June 30, 2018 and December 31, 2017, respectively)	(40,635)	(40,158)
Total shareholders’ equity	650,681	659,054
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$833,249	$779,956

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUE	$56,149	$102,513	$99,721	$158,079
COST OF SALES	11,635	11,310	19,093	24,297
Gross margin	44,514	91,203	80,628	133,782
OPERATING EXPENSES:
Research and development	12,949	10,685	25,306	22,503
Selling, general and administrative	11,562	9,839	22,353	19,916
Amortization of acquired technology and other intangible assets	5,495	5,495	10,986	10,987
Patent costs	2,029	1,674	3,754	3,221
Royalty and license expense	1,568	2,991	2,799	4,578
Total operating expenses	33,603	30,684	65,198	61,205
OPERATING INCOME	10,911	60,519	15,430	72,577
Interest income, net	1,766	796	3,037	1,467
Other (expense) income, net	(12)	6	(59)	(13)
Interest and other (expense) income, net	1,754	802	2,978	1,454
INCOME BEFORE INCOME TAXES	12,665	61,321	18,408	74,031
INCOME TAX EXPENSE	(1,851)	(14,134)	(1,635)	(16,479)
NET INCOME	$10,814	$47,187	$16,773	$57,552
NET INCOME PER COMMON SHARE:
BASIC	$0.23	$0.99	$0.35	$1.21
DILUTED	$0.23	$0.99	$0.35	$1.21
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	46,868,999	46,742,746	46,826,314	46,702,376
DILUTED	46,901,098	46,810,238	46,873,109	46,781,120
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.06	$0.03	$0.12	$0.06

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,773	$57,552
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue and recognition of unbilled receivables	(29,266)	(4,873)
Depreciation	4,422	2,398
Amortization of intangibles	10,986	10,987
Amortization of premium and discount on investments, net	(2,329)	(1,260)
Stock-based compensation to employees	6,163	5,404
Stock-based compensation to Board of Directors and Scientific Advisory Board	2,003	1,328
Earnout liability recorded for Adesis acquisition	—	469
Deferred income tax expense	19,312	7,408
Retirement plan expense	2,252	2,088
Decrease (increase) in assets:
Accounts receivable	16,772	(14,708)
Inventory	(19,778)	(7,123)
Other current assets	(9,058)	(799)
Other assets	(37,909)	(10)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(13,123)	(1,916)
Other current liabilities	(25)	(821)
Deferred revenue	64,423	505
Other liabilities	18,334	—
Net cash provided by operating activities	49,952	56,629
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(13,420)	(9,717)
Purchases of investments	(260,711)	(255,224)
Proceeds from sale of investments	211,847	189,335
Net cash used in investing activities	(62,284)	(75,606)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	436	349
Repurchase of common stock	(477)	—
Proceeds from the exercise of common stock options	—	30
Payment of withholding taxes related to stock-based compensation to employees	(11,031)	(8,501)
Cash dividends paid	(5,659)	(2,828)
Net cash used in financing activities	(16,731)	(10,950)
DECREASE IN CASH AND CASH EQUIVALENTS	(29,063)	(29,927)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	132,840	139,365
CASH AND CASH EQUIVALENTS, END OF PERIOD	$103,777	$109,438
The following non-cash activities occurred:
Unrealized gain on available-for-sale securities	$219	$140
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Common stock issued to employees that was earned and accrued for in a previous period	—	174
Net change in accounts payable and accrued expenses related to purchases of property and equipment	3,100	4,169